EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09323) pertaining to the SUGEN, Inc. 1992 Stock Option Plan, the SUGEN, Inc. 1994 Non-Employee Directors' Stock Option Plan and the SUGEN, Inc. 1994 Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-09321) pertaining to the SUGEN, Inc. Long-Term Objectives Stock Option Plan for Senior Management of our report dated February 7, 1997 with respect to the financial statements of SUGEN, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                                      ERNST & YOUNG LLP



Palo Alto, California
March  28, 1997